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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 1998


                                NCC INDUSTRIES, INC.
               (Exact name of registrant as specified in its charter)

                                      Delaware
                   (State or other jurisdiction of incorporation)

               0-3305                               62-0643336
     (Commission File Number)           (I.R.S. Employer Identification No.)

475 Park Avenue South, New York, New York              10016
 (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:    (212) 685-1555


                                   Not Applicable
            (Former name or former address if changed since last report)


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Item 5.  Other Events.

On July 22, 1997, Registrant, along with its 92.8% parent company, Maidenform, Inc. ("Maidenform") and Maidenform's 100% parent company, Maidenform Worldwide, Inc. (collectively, with Maidenform and the Registrant, the "Debtor Group"), filed voluntary petitions for bankruptcy under Chapter 11 of the Federal Bankruptcy Code in the United States District Court for the Southern District of New York (the "Court").

In accordance with Securities Exchange Act Release No. 9660 (June 30, 1972), Rule 12b-21 under the Securities Exchange Act of 1934 (the "Exchange Act"), and the Securities and Exchange Commission's related no-action correspondence, Registrant is herewith filing copies of the Debtor Group's consolidated monthly financial report (the "Trustee's Report") filed with the Court and the United States Trustee (the "Trustee") in accordance with Bankruptcy Rule 2015 and the Trustee's "Operating Guidelines and Financial Reporting Requirements" in lieu of quarterly and annual reports under Section 13(a) of the Exchange Act.

Accordingly, attached to this Current Report as Exhibit 99.1 is a copy of the Trustee's Report for the Debtor Group for the month of January 1998 which was filed with the Trustee and the Court on March 4, 1998 and March 5, 1998, respectively.

On an unrelated matter, Registrant appointed Paul Mischinski as new Chief Executive Officer of Registrant and the other members of the Debtor Group, effective as of March 9, 1998. Registrant hereby incorporates by reference the description of the matters set forth in its press release dated March 5, 1998 (such press release being Exhibit 99.2 attached hereto).

Item 7.   Financial Statements and Exhibits.

     (c)       Exhibits

     99.1 Trustee's Report for the Debtor Group for the month of January 1998, which was filed with the Trustee and the Court on March 4, 1998 and March 5, 1998, respectively.

     99.2      Press Release of Registrant dated March 5, 1998


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SIGNATURES


Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NCC INDUSTRIES, INC.





Dated:    March 11, 1998           By:  /s/ Frank Stull
                                        -----------------------------------
                                        Frank Stull
                                        Duly authorized officer to execute
                                        on behalf of Registrant
                                        Executive Vice President
                                        Chief Financial Officer